SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                            THE VINCAM GROUP, INC.
          --------------------------------------------------------
           (Exact name of registrant as specified in its charter)

              Florida                                59-2452823
- -----------------------------------    ------------------------------------
  (State or other jurisdiction of      (I.R.S. Employer Identification No.)
   incorporation or organization)

               2850 Douglas Road, Coral Gables, Florida 33134
 	          ----------------------------------------------------
	            (Address of Principal Executive Offices, Zip Code)

               The Vincam Group, Inc. 1995 Stock Option Plan
            The Vincam Group, Inc. 1996 Long Term Incentive Plan
           ------------------------------------------------------
                          (Full titles of the plans)

  Mr. Carlos A. Saladrigas                       Copies of Communication to:
  Chairman of the Board of Directors,            Ira N. Rosner, P.A.
  President and Chief Executive Officer          Steel Hector & Davis LLP
  The Vincam Group, Inc.                         200 South Biscayne Boulevard
  2850 Douglas Road                              Suite 4000
  Coral Gables, Florida  33134                   Miami, Florida  33131-2398
  (305) 460-2350                                 (305) 577-2919
- ------------------------------------------
  (Name, address, and telephone number,
   including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
==================================================================================================================
 Title of Securities   Amount  to         Proposed Maximun             Proposed Maximum             Amount of
 to be Registered      Registered    Offering Price Per Unit(1)   Aggregated Offering Price(1)   Registration Fee
- ------------------------------------------------------------------------------------------------------------------
 Common Stock,
 $.001 par value      1,466,665(2)             $23.50                   $34,466,627.50              $11,885.00
- ------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, based upon the average of the high and low prices of such Common Stock on July 11, 1996 on the NASDAQ National Market.

(2) This Registration Statement also relates to such indeterminate number of additional Common Shares of the Registrant as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events.

This Registration Statement shall become effective upon filing with the SEC in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rule 462 promulgated thereunder.

                                  PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information.

   Not required to be filed with the Securities and Exchange Commission (the "SEC").

Item 2. Registrant Information and Employee Plan Annual Information.

   Not required to be filed with the SEC.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.


   The following documents filed or to be filed by The Vincam Group, Inc. (the "Registrant") with the SEC are incorporated herein by reference:

1. The Registrant's Prospectus dated May 9, 1996 filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Offering Prospectus"), relating to the Registration Statement filed by the Registrant on Form S-1 on February 22, 1996 (Commission File No. 333-1594), including all amendments thereto (the "Initial Registration Statement").

2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the document referred to in (1) above.

3. The description of the Registrant's Common Stock to be offered pursuant to the 1995 Stock Option Plan and the 1996 Long Term Incentive Plan which is contained in its Registration Statement on Form 8-A filed by the Registrant with the SEC on April 4, 1996 (Commission File No. 0-28148), including all amendments and reports filed for the purpose of updating such description.

   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

   Not applicable.


Item 5. Interests of Named Experts and Counsel.

   None.


Item 6. Indemnification of Directors and Officers.

   FLORIDA BUSINESS CORPORATION ACT. Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Company, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

   Section 607.0850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2) thereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

   Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

   Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director; and
(b) the director's breach of, or failure to perform, those duties constitutes:
(1) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (4) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

   ARTICLES AND BYLAWS. Article XI of the Company's Amended and Restated Articles of Incorporation and Article VIII of the Company's Amended and Restated Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

   INDEMNIFICATION UNDER THE PLANS. With respect to the 1995 Stock Option Plan (the "Stock Option Plan"), in addition to such other rights of indemnification as they may have as Directors, the members of the Committee of the Board of Directors of the Registrant (the "Board") which administers the Registrant against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Stock Option Plan or any stock option granted under the Stock Option Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required, and in the manner provided, by the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Registrant) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, unless it is determined in such action, suit or proceeding that such Stock Option Committee member did not act in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Registrant; provided, however, that within sixty days after institution of any such action, suit or proceeding a Stock Option Committee member shall offer the Registrant in writing the opportunity, at its own cost, to handle and defend the same.

   With respect to the 1996 Long Term Incentive Plan (the "Incentive Plan"), the members of the Committee of the Board which administers the Incentive Plan (the "Incentive Plan Committee") and any officer or employee acting on behalf of the Incentive Plan Committee shall be fully indemnified and protected by the Registrant, to the fullest extent permitted by law, with respect to any action, determination, or interpretation relating to the Incentive Plan taken or made in good faith and shall not be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Incentive Plan.


Item 7. Exemption from Registration Claimed.

   Not applicable.


Item 8. Exhibits.

   (a)  *4.1   Amended and Restated Articles of Incorporation of the
                Registrant, incorporated herein by reference to Exhibit 3.1 filed as part of the Initial Registration Statement (Commission File No. 333-1594).

        *4.2   Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 filed as part of the Initial Registration Statement (Commission File No. 333-1594).

        *4.3   Form of Common Stock Certificate, incorporated herein by
                reference to Exhibit 4.1 filed as part of Amendment No. 1 to the Initial Registration Statement (Commission
                File No. 333-1594).

        *4.4   1995 Stock Option Plan, incorporated herein by reference to
                Exhibit 10.18 filed as part of the Initial Registration Statement (Commission File No. 333-1594).

        *4.5   1996 Long Term Incentive Plan, incorporated herein by
                reference to Exhibit 10.19 filed as part of the Initial Registration Statement (Commission File No. 333-1594).

         5     Opinion of Steel Hector & Davis  LLP.

        23.1   Consent of Price Waterhouse LLP.

        23.2   Consent of Steel Hector & Davis  LLP is included in Exhibit 5.

        24     Power of Attorney (included on signature pages of this
                Registration Statement).

- --------------------------------------------

*  Incorporated by reference as indicated.


Item 9. Undertakings.

   (a)  The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify any such directors, officers or controlling persons against such liabilities, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on this 12th day of July, 1996.



                                             THE VINCAM GROUP, INC.
                                             ----------------------
                                             Registrant

                                             BY /s/ CARLOS A. SALADRIGAS
                                             ----------------------------
                                             Carlos A. Saladrigas
                                             Chairman of the Board of
                                             Directors, President
                                             and Chief Executive Officer










                           [continued on next page]

                       POWER OF ATTORNEY AND SIGNATURES

   Each person whose signature appears below constitutes and appoints
Carlos A. Saladrigas and Jose M. Sanchez, or either of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


Signature                      Title                         Date
- ---------                      -----                         ----

/s/ CARLOS A. SALADRIGAS       Chairman of the Board,        July 12, 1996
- --------------------------     President and Chief
Carlos A. Saladrigas           Executive Officer (Chief
                               Executive Officer)


/s/ JOSE M. SANCHEZ            Vice Chairman of the Board    July 12, 1996
- --------------------------
Jose M. Sanchez


/s/ MARTINIANO J. PEREZ        Controller (Principal         July 12, 1996
- --------------------------     Financial and Accounting
Martiniano J. Perez            Officer)


/s/ HOWARD E. COX, JR.         Director                      July 12, 1996
- --------------------------
Howard E. Cox, Jr.


/s/ CHARLES M. HAZARD, JR.     Director                      July 12, 1996
- --------------------------
Charles M. Hazard, Jr.


/s/ JOHN H. MCARTHUR           Director                      July 12, 1996
- --------------------------
John H. McArthur

                            THE VINCAM GROUP, INC.
                                EXHIBIT INDEX

  Exhibit
    No.
 ---------

   *4.1   Amended and Restated Articles of Incorporation of the Registrant,
           incorporated herein by reference to Exhibit 3.1 filed as part of the Initial Registration Statement (Commission File No. 333-1594).

   *4.2   Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 filed as part of the Initial Registration Statement (Commission File No. 333-1594).

   *4.3   Form of Common Stock Certificate, incorporated herein by reference to Exhibit 4.1 filed as part of Amendment No. 1 to the Initial Registration Statement (Commission File No. 333-1594).

   *4.4   1995 Stock Option Plan, incorporated herein by reference to Exhibit
           10.18 filed as part of the Initial Registration Statement (Commission File No. 333-1594).

   *4.5   1996 Long Term Incentive Plan, incorporated herein by reference to
           Exhibit 10.19 filed as part of the Initial Registration Statement (Commission File No. 333-1594).

    5     Opinion of Steel Hector & Davis  LLP.

   23.1   Consent of Price Waterhouse LLP.

   23.2   Consent of Steel Hector & Davis  LLP is included in Exhibit 5.

   24     Power of Attorney (included on signature pages of this Registration
           Statement).

- --------------------------------------------

*  Incorporated by reference as indicated.

                                                                EXHIBIT 5

                    OPINION AND CONSENT OF SPECIAL COUNSEL



                                           July 11, 1996


The Vincam Group, Inc.
2850 Douglas Road
Coral Gables, Florida  33134


Ladies and Gentlemen:

   We have acted as special counsel to The Vincam Group, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission, on or about the date hereof, of a registration statement on Form S-8 (the "Registration Statement"). The Registration Statement relates to the offering of up to 1,466,665 shares of Common Stock, par value $.001 per share, of the Company (the "Shares"), pursuant to the terms of the Company's 1995 Stock Option Plan and 1996 Long Term Incentive Plan (collectively, the "Plans").

   In connection therewith, we have examined the Company's Amended and Restated Articles of Incorporation and the Company's Amended and Restated Bylaws, each as amended to the date hereof; resolutions adopted by the Board of Directors of the Company providing, among other things, for the issuance of the Shares and the filing of the Registration Statement; and such other corporate documents and records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purposes of this opinion. We have also reviewed the relevant statutory provisions of the Florida Business Corporation Act, and such other legal authority in Florida as we have deemed relevant.

   Based upon and subject to the foregoing and the other qualifications, limitations and assumptions contained herein, we are of the opinion that the Shares, when issued and delivered pursuant to the terms of the Plans, will be validly issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus related thereto.


                                           Very truly yours,

                                           /s/ STEEL HECTOR & DAVIS LLP

                                                                EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 1996, except as to Note 13 which is as of April 26, 1996, relating to the financial statements of The Vincam Group, Inc. for the year ended December 31, 1995, which appears on page F-2 of the Prospectus dated May 9, 1996 filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1 (File No. 333-1594), as amended.


/s/ PRICE WATERHOUSE LLP


Miami, Florida
July 11, 1996